UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):
October 4, 2006

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

200 South Wilcox Drive, Kingsport, TN	37660
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EASTMAN CHEMICAL COMPANY - EMN	October 4, 2006

Item 5.02(d) -- Election of Directors

The Board of Directors of Eastman Chemical Company on October 4, 2006 elected Lewis M. Kling as a director. Mr. Kling will serve in the class of directors for which the term in office expires at the company's Annual Meeting of Stockholders in May 2009, and will serve as a member of the Compensation and Management Development Committee, the Finance Committee, the Health, Safety, Environmental and Security Committee, and the Nominating and Corporate Governance Committee, of the Board.
Item 5.03(a) -- Amendment to Bylaws

The Board of Directors of Eastman Chemical Company on October 4, 2006 amended the company's Bylaws so that directors are elected by a majority vote of stockholders. Before the amendment, the company's directors were elected by a plurality of the votes cast by stockholders. Under the new director election provision, any nominee who does not receive more than 50 percent of the votes cast would not be elected, and any incumbent director who does not receive majority support for reelection and whose successor has not been elected by stockholders would offer to resign from the Board. Votes cast include votes to withhold authority and exclude abstentions. The Board of Directors would act on the tendered resignation of an incumbent director who was not reelected and publicly disclose its decision within 90 days from the date of certification of the election results.

The text of the majority election Bylaw amendment is filed as an exhibit to this Current Report on Form 8-K, and the company's Bylaws are posted on the company's Internet website (www.eastman.com) in the "Investors -- Corporate Governance -- Bylaws" section.

Item 9.01(d) -- Exhibits

The following exhibit is furnished pursuant to Item 9.01(d):

3(ii) Text of Amendment to Bylaws

EASTMAN CHEMICAL COMPANY - EMN	October 4, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By: /s/ Curtis E. Espeland Curtis E. Espeland Vice President and Chief Accounting Officer
Date: October 10, 2006